OPPENHEIMER SELECT VALUE FUND – EXHIBIT 77C

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer Select Value Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s proxy statement dated April 12, 2013.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

Brian F. Wruble                                           6,982,688                                168,881
David K. Downes                                        6,970,635                                180,934
Matthew P. Fink                                          6,957,908                                193,661
Edmund Giambastiani, Jr.                           6,993,555                                158,014
Phillip A. Griffiths                                       6,965,084                                186,484
Mary F. Miller                                             6,996,274                                155,295
Joel W. Motley                                           6,971,096                                180,473
Joanne Pace                                                6,999,887                                151,682
Mary Ann Tynan                                       6,992,045                                159,524
Joseph M. Wikler                                      6,976,301                                175,268
Peter I. Wold                                              6,985,755                                165,814
William F. Glavin, Jr.                                  6,988,305                                163,264

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
5,160,520                    214,120                                344,177

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
5,196,109                       203,764                                318,944

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
5,147,640                      260,759                                310,418

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
5,141,667                      228,729                                348,424

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
5,139,081                     242,246                                337,491

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
5,142,407                    250,540                                325,870

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
5,153,538                      227,155                                338,125

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
5,068,591                     301,138                                349,090

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
5,116,526                   263,019                                339,274

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
5,207,371                      163,393                                348,055